September 12, 1996





University Online, Inc.
105 West Broad Street, Suite 301
Falls Church, Virginia  22046


Attention:        Narasimhan P. Kannan, Chief Executive Officer


Ladies and Gentlemen:

         Reference is made to (i) the Subscription Agreement dated October 31, 1994 (the "Subscription Agreement") between University Online, Inc. ("UOL") and Austin O. Furst, Jr. ("Furst"), individually and as the trustee of three separate trusts for the benefit of his daughters (the "Trusts"), (ii) the letter agreement dated March 4, 1996 (the "Letter Agreement") between UOL and Furst,
(iii) the Amended Warrant Certificates dated as of March 4, 1996 (the "Warrants") to purchase an aggregate of 2,400,000 shares of UOL's common stock, $.01 par value (the "Common Stock"), issued to the Trustees, and (iv) the Senior Convertible Promissory Note dated March 4, 1996 in the principal amount of $300,000 (the "Convertible Note") issued by UOL to Frogtown Holdings, Inc. ("FHI"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Letter Agreement or the Warrants, as the case may be. The exercise prices and share amounts referred to in this letter agreement do not take into account any reverse stock split or other change in the outstanding shares of Common Stock and are subject to adjustment as provided in the above-referenced documents if any such reverse stock split or other change occurs.

         In connection with the proposed initial public offering of the Common stock, UOL and its underwriter have requested that Furst cause a portion of those Warrants with a current exercise price of $0.75 per share (the "First Tranche Warrants") to be exercised. The following sets forth UOL's and Furst's agreement as to the terms and conditions of such exercise.

         1. Subject to the conditions set forth below, the First Tranche Warrants will be exercised to the extent of 800,000 shares for an aggregate exercise price of $600,000.00 simultaneously with consummation of an initial underwritten public offering of shares of Common Stock at a price to public to public (the "IPO Price") of at least $1.10 per share resulting in aggregate gross proceeds, before expenses and underwriting discounts and commissions, of at least $20,000,000.00 pursuant to an underwriting agreement in the underwriter's customary form (the "IPO"). The time and date on which the IPO is consummated is hereafter referred to as the "Exercise Date".

         2. On the Exercise Date:

                  (a) the principal amount of the Convertible Note and all accrued interest thereon through the Exercise Date will be paid to FHI or offset against the exercise price of the First Tranche Warrants, at FHI option;

                  (b) Furst's rights to appoint one or more members of UOL's Board of Directors, will automatically be eliminated;

                  (c) the per share exercise price of those Warrants with per share exercise prices in excess of the IPO Price (the "Second Tranche Warrants") will be automatically reduced to the IPO Price; and

                  (d) all price-based anti-dilution provisions in or relating to the Second Tranche Warrants will automatically be eliminated for issuances at or above $0.75 per share, but only to the extent that such anti-dilution rights are similarly eliminated from all other warrants, rights, options, convertible debt or other securities outstanding prior to the Exercise Date or issued, directly or indirectly, in exchange for or in respect thereof;

         3. The exercise of the First Tranche Warrants and the matters provided for in paragraph 2 above shall be conditioned upon the following:

                  (a) No security holder of UOL shall have their price per share of the Common Stock payable upon the exercise or conversion of their equity or debt securities reduced to below $0.75, and UOL shall not have entered into any contract, agreement or commitment to make any such adjustment;

                  (b) the IPO shall be consummated at or above the minimum price and proceeds set forth in Section 1 hereof;

                  (c) each of UOL's officers and directors and holders of 5% or more of its outstanding Common Stock (calculated in accordance with rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, without taking into account the shares to be issued in the IPO but assuming the exercise of all options, warrants and other rights to purchase Common Stock and the conversion of all preferred stock and convertible debt) shall have executed a lock-up agreement in the form attached hereto as Exhibit A (the "Lock-up Agreement");

                  (d) the UOL Series B Preferred Stock shall convert into shares of Common Stock upon the Exercise Date at a ratio of no greater than $1.60/$0.775;

                  (e) UOL shall not have entered into any agreement, commitment or understanding with any person with respect to the direct or indirect purchase of, or the making of any distribution on or in respect of, any of its outstanding shares of capital stock or convertible debt, options, warrants or other rights to purchase shares of such capital stock or other securities, except pursuant to the existing exercise, conversion or dividend rights of such capital stock or other securities or amendments thereto permitted under paragraph (f) below.

                  (f) UOL shall not have: (i) issued any shares of Common Stock, any options, warrants or other rights to purchase Common Stock, or any convertible debt since August 1, 1996, except (x) as described under the heading "Certain Transactions" attached hereto as Exhibit B and (y) grants of options under UOL's Amended and Restated Stock Option Plan or 1996 Stock Plan at a per share exercise price of not less than $1.25; or (ii) amended, or entered into any contract, agreement or commitment to amend, any of the terms of any outstanding option, warrant, convertible debt or other right to acquire shares of Common Stock, except (x) as provided in this letter agreement, (y) as described in Exhibit B under the heading "Certain Transactions" or (z) for the re-pricing of options under the Company's 1996 Option Plan to per share exercise prices not less than $1.25:

                  (g) UOL shall have caused the underwriters to have covenanted to Furst in writing: (i) that in the event such underwriters' consent to the sale or other transfer or distribution of any portion of the securities held by any person subject to a lock-up agreement, the underwriters shall be deemed to have consented to the sale or other transfer or distribution of a proportional amount of the Furst Securities, and (ii) to the registration and sale of Furst Securities in accordance with paragraph 4 hereof.

         4. Furst and the Trusts hereby agree to execute and deliver Lock-up Agreements on or before the Exercise Date. UOL agrees that if any person subject to a lock-up agreement shall be allowed by UOL to exercise any demand or piggyback registration rights prior to the first anniversary of the Exercise Date, then the demand and piggyback registration rights granted with respect to the Furst Securities may be exercised with respect to all or a portion of the shares of Common Stock received pursuant to the exercise of the First Tranche Warrants without regard to any otherwise applicable lock-up agreements or the one-year waiting period provided in the Warrants for giving notice of exercise of demand registration rights.

         5. On the Exercise Date, UOL shall grant to Furst a five-year warrant to purchase an additional 184,615 shares of Common Stock at a per share exercise price equal to the IPO Price and otherwise, in all material respects, on the same terms as the Second Tranche Warrants, as amended hereby on and through the Exercise Date.

         6. UOL hereby represents and warrants that to date there has been no event that has caused any adjustment to the exercise price of the Warrants.

         7. This letter agreement shall terminate and be of no further force or effect if the Exercise Date does not occur by December 31, 1996.

         If the foregoing accurately sets forth our understanding, kindly indicate our agreement by executing this letter agreement where indicated below and returning it to the undersigned.




                                                --------------------------------
                                                Austin O. Furst, Jr.
                                                (Individually and as Trustee of
                                                the Trust and President of FHI)




Agreed and Accepted:


University Online, Inc.

By:
   --------------------------------

Title:
      ----------------------------